Exhibit (p11)

Glenhill Capital Advisors, LLC

Confidential

For Internal Use Only

Glenhill Capital Advisors, LLC

Code of Ethics

NOVEMBER 2014

Glenhill Capital Advisors, LLC

Confidential

For Internal Use Only

APPENDIX I

CODE OF ETHICS

A.	INTRODUCTION

This policy is intended to address requirements under (i) Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 204A-1 thereunder, and (ii) Section 17(j) of the Investment Company Act of 1940 (the “1940 Act”) and Rule 17j-1 thereunder.

High ethical standards are essential for the success of Glenhill and to maintain the confidence of its clients. Glenhill is of the view that the long-term business interests are best served by adherence to the principle that the Advisory Clients’ interests come first. Glenhill has a fiduciary duty to the Advisory Clients it manages, which requires individuals associated with Glenhill to act solely for the benefit of the Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment adviser firms. In recognition of Glenhill’s fiduciary obligations to the Advisory Clients and Glenhill’s desire to maintain its high ethical standards, Glenhill has adopted this Code of Ethics (the “Code”) containing provisions designed to seek to: (i) prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about securities recommendations made by Glenhill or securities holdings of the Advisory Clients; (iii) identify conflicts of interest; and (iv) provide a means to resolve any actual or potential conflict in favor of the Advisory Clients. In addition, it should be noted that the Code requires all Access Persons of Glenhill to comply with applicable Federal Securities Laws. If there are any questions as to what Federal Securities Laws are applicable to Glenhill, please see the Chief Compliance Officer. Failure to adhere to Federal Securities Laws, state securities laws and other applicable regulations could expose an Access Person to sanctions imposed by Glenhill, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension/termination of employment or criminal and civil penalties.

Under Rule 204A-1 of the Advisers Act and Rule 17j-1 of the 1940 Act, an Access Person is generally any partner, officer or director of Glenhill and any employee or other supervised person of Glenhill who: (i) has access to non-public information regarding any purchase or sale of securities, or non-public information regarding the holdings of any Advisory Client; or (ii) is involved in making securities recommendations to Advisory Clients, executing securities recommendations or has access to such recommendations that are non-public. Glenhill’s policy is that every employee of Glenhill is deemed to be an “Access Person.”

Glenhill’s goal is to allow its Access Persons to engage in certain personal securities transactions while protecting the Advisory Clients, Glenhill and its Access Persons. It should be noted that Access Persons are required to obtain pre-clearance prior to engaging in any and all transactions relating to Reportable Securities. By implementing this restriction while allowing personal trading, Glenhill believes that its Advisory Clients, Glenhill and its Access Persons are preventing the appearance of actual or potential conflicts of interests. While it is impossible to define all situations that might pose such a risk, this Code is designed to address those circumstances where such risks are likely to arise.

Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment for all Access Persons of Glenhill. If there is any doubt as to the propriety of any activity, employees should consult with the Chief Compliance Officer, who may consult with and rely upon the advice of Glenhill’s outside legal counsel, or his designee, who is charged with the administration of this Code, has general compliance responsibility for Glenhill, and may offer guidance on securities laws and acceptable practices, as the same may change from time to time. The Chief Compliance Officer may rely upon the advice of outside legal counsel.

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As part of the procedures adopted to maintain compliance with Rule 204A-1(a)(5) of the Advisers Act and Rule 17j-1 under the 1940 Act , all Access Persons will be required to acknowledge, in writing, following their initial hire date and on at least an annual basis thereafter, that they have read and understand this Code by providing the Chief Compliance Officer with an executed form of the acknowledgment contained in ComplianceELF. Such acknowledgement form is also contained in Appendix A to this Manual.

Glenhill’s access persons may not, in connection with the purchase or sale, directly or indirectly, of a Reportable Security held or to be acquired by Glenhill:

(1)	Employ any device, scheme or artifice to defraud Glenhill or an Advisory Client;

(2)	Make any untrue statement of a material fact to Glenhill or an Advisory Client, or omit to state to Glenhill or an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon Glenhill or an Advisory Client; or

(4)	Engage in any manipulative practice with respect to Glenhill or an Advisory Client .

B.	APPLICABILITY OF CODE OF ETHICS

(1)	Personal Accounts of Access Persons. This Code applies to all Personal Accounts of all Access Persons where Reportable Securities (as defined herein) are held and includes any account in which an Access Person has any direct or indirect beneficial ownership. A Personal Account also includes an account maintained by or for:

(a)	Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(b)	Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

(c)	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

(d)	Any trust or other arrangement which names the Access Person as a beneficiary; and

(e)	Any partnership, corporation, or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Upon receipt of this Manual, each Access Person will be required to provide a comprehensive list of all Personal Accounts to Glenhill’s Chief Compliance Officer.

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(2)	Access Person as Trustee. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

(3)	Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(4)	Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code unless the Solicitor/consultant, as part of his or her duties on behalf of Glenhill, (i) makes or participates in the making of investment recommendations for the Advisory Clients, or (ii) obtains information on recommended investments for the Advisory Clients.

(5)	Client Accounts. A client account includes any account managed by Glenhill which is not a Personal Account.

C.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

(1)	General. It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Code.

(2)	Screening Lists: Each Access Person is generally prohibited from trading in the securities of issuers that are included on the Screening Lists without approval from the Chief Compliance Officer. Issuers on the Screening Lists include: (i) the issuers of securities that the Advisory Clients have held or were the subject of Glenhill research activity in the past 5 trading days and the issuers of securities that the Advisory Clients currently hold, (ii) the issuers of securities which Glenhill has considered for investment by an Advisory Client in the past 5 trading days as well as (iii) the issuers of securities that Glenhill has come into contact with material non-public information. It should be noted that the Chief Compliance Officer and the Portfolio Manager have the discretion to add any other issuers to the Screening Lists as they deem appropriate. Access Persons may not engage in “front run” trading ahead of Advisory Clients. As such, all Access Persons are prohibited from buying or selling in their Personal Accounts the securities of issuers on the Screening Lists until Glenhill has made all relevant purchases or sales in each Advisory Client account (as applicable). Furthermore, generally no Access Person shall purchase or sell a security in which an Advisory Client has made the same transaction within the prior 5 trading days and in no event will any Access Person be permitted to hold an opposing position to that of any Advisory Client. The Screening Lists will generally be distributed to all Access Persons on a weekly basis. In addition, the Screening Lists will generally be available online through ComplianceELF. In the event that an Access Person owns a security prior to the issuer of such security being added to the Screening Lists (for reasons other than the receipt of material non-public information), the Access Person is not allowed to add to the position, however he or she may close out or cover such securities as long as the Advisory Clients have not traded in such securities or plan to trade in such securities within 5 trading days and all other personal trading requirements have been met. To the extent that an Access Person owns a security of an issuer prior to that issuer being added to the Screening Lists because Glenhill has come into contact with material non-public information regarding such security, the Access Person may not conduct transactions in such security until the issuer is no longer on the Screening Lists.

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(3)	Pre-clearance of Transactions in Personal Account: All Access Persons must obtain the prior written approval of the Chief Compliance Officer before engaging in the following transactions in his or her Personal Account:

•	All transactions relating to Reportable Securities.

A request for pre-clearance must be made by submitting a completed Pre-Clearance Form to the Chief Compliance Officer in advance of the contemplated transaction utilizing ComplianceELF. A Sample Pre-Clearance Form is attached as Form 1. The Chief Compliance Officer will consult with the Portfolio Manager and/or other Access Persons in deciding whether to approve the pre-clearance request. When submitting pre-clearance requests, all Access Persons are required to disclose any information that may be relevant to a pre-clearance analysis. All approved trades must be executed no later than 5:00 PM EST on the business day immediately following the date preclearance is granted with respect to transactions in publicly-offered securities and 14 days with respect to transactions in privately-offered securities (i.e., hedge fund investments), subject to waiver by the Chief Compliance Officer in his sole discretion.

D.	Reporting Requirements

All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section E below) the following reports:

(1)	List of Personal Accounts - Access Persons are required to provide the Chief Compliance Officer with a list of Personal Accounts when submitting their Initial Holdings Report. For each Personal Account, the Access Person must disclose the following information:

(a)	Brokerage account name (and each bank account used which is substantially the same as a brokerage account);

(b)	Account number; and

(c)	Name of each firm through which securities transactions are directed with respect to all accounts in which the Access Person may have Beneficial Ownership.

This information should be submitted to the Chief Compliance Officer utilizing ComplianceELF. A sample form is attached as Form 2 to this Appendix.

(2)	Initial Holdings Reports - Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person (typically within 10 days of employment) that meets the following requirements:

(a)	Must disclose all of the Access Person’s current securities holdings with the following content for each Reportable Security (as defined below) in which the Access Person has any direct or indirect Beneficial Ownership:

•	title and type of reportable security;
•	ticker symbol or CUSIP number (as applicable);
•	number of shares;

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•	principal amount of each reportable security.

(b)	Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account in which any Reportable Securities are held for the direct or indirect benefit of the Access Person

(c)	Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

(d)	The date upon which the report was submitted.

New employees will receive an electronic request to perform this task via ComplianceELF. The details of the report may be substantially or completely populated by ComplianceELF, but it is each Access Person’s obligation to ensure that all filings are complete and accurate

A sample Initial Holdings Report has been provided as Form 2 to this Code.

(3)	Annual Holdings Reports - Subject to the applicable provisions of Section E below, Access Persons must also provide Annual Holdings Reports of all current Reportable Securities holdings at least once during each 12 month period (the “Annual Holdings Certification Date”). For purposes of this Code, the Annual Holdings Certification Date is December 31 of each year. From a content perspective, such Annual Holdings Reports must comply with the requirements of Initial Holdings Reports contained in (2) above. Access Persons should submit their Annual Holdings Reports utilizing ComplianceELF. The details of the report may be substantially or completely populated by ComplianceELF, but it is each Access Person’s obligation to ensure that all filings are complete and accurate. A sample Annual Holdings Report has been provided as Form 3 to this Code.

(4)	Quarterly Transaction Reports - Subject to the applicable provisions of Section E below, Access Persons must also provide Quarterly Transaction Reports for each transaction in a Reportable Security (as defined below) that the Access Person has any direct or indirect Beneficial Ownership. Such Quarterly Transaction Reports must meet the following requirements:

(a)	Content Requirements – Quarterly Transaction Report must include the following information about each transaction involving a Reportable Security:

•	date of transaction;
•	title of Reportable Security;
•	ticker symbol or CUSIP number of Reportable Security (as applicable);
•	interest rate and maturity rate (if applicable);
•	number of shares (if applicable);
•	principal amount of Reportable Security (if applicable);
•	nature of transaction (i.e., purchase or sale);
•	price of Reportable Security at which the transaction was effected;
•	the name of broker, dealer or bank through which the transaction was effected; and
•	date upon which the Access Person submitted the report.

(b)	Timing Requirements – Subject to Section E below, Access Persons must submit a Quarterly Transaction Report utilizing ComplianceELF no later than 30 days after the end of each quarter. A sample Quarterly Transaction Report has been provided as Form 4 to this Code.

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To simplify the quarterly transaction reporting requirement, Glenhill can receive electronic feeds of an Access Person’s security holdings and trading activity through ComplianceELF. However, for any Personal Accounts which are not automatically populated into ComplianceELF (i.e. certain limited offerings), Access Persons must ensure that such information is reported in their quarterly transaction information. In particular, each quarter, ComplianceELF will send each Access Person a reminder to complete and submit their quarterly transaction report. The details of the report may be substantially or completely populated by ComplianceELF, but it is each Access Person’s obligation to ensure that all filings are complete and accurate. In addition, Access Persons will be required to detail all required information pertaining to any transactions in limited offerings (i.e. hedge fund investments, private equity etc.). To the extent an Access Person has not transacted in any Reportable Securities and/or limited offering over the prior quarter, he or she will need to affirmatively represent that there have been no transactions in Reportable Securities and or limited offering (as relevant).

(5)	Definition of Reportable Security – For purposes of the reporting requirements, a Reportable Security is any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Investment Advisers Act[1] or Section 2(a)(36) of the 1940 Act[2], EXCEPT that it does NOT include:

(a)	Direct obligations of the Government of the United States;

(b)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(c)	Shares issued by money market funds;

[1]	Under the Advisers Act, a “security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

[2]	Under the 1940 Act a “security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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(d)	Shares issued by registered open-end funds (i.e. mutual funds) that are registered under the Company Act; provided that such funds are NOT registered funds managed by Glenhill or registered funds whose adviser or principal underwriter controls Glenhill, or is under common control with Glenhill (such funds, the “Reportable Funds”);

(e)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Glenhill or an affiliate and such fund’s advisor or principal underwriter is not controlled or under common control with Glenhill.

A “Reportable Security” includes shares that are issued by registered open-end funds which include, but are not limited to, (i) exchange-traded funds and (ii) the Reportable Funds.

E.	Exceptions from Reporting Requirements/Alternative to Quarterly Transaction Reports

This Section E sets forth exceptions from the reporting requirements of Section D of this Code. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section E. Accordingly, the following transactions will be exempt only from the reporting requirements of Section D:

(a)	No Initial Holdings Report, Annual Holdings Report or Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control;

(b)	Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan, e.g., dividend reinvestment plans (although holdings need to be included on Initial and Annual Holdings Reports);

(c)	Quarterly Transaction Reports are not required to be submitted with respect to purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities (although holdings need to be included on Initial and Annual Holdings Reports);

(d)	Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements (whether in hard copy or electronic) that an Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

(i)	Access Persons that would like to avail themselves of this exemption should:

(1)	Ensure that the content of such broker confirms or account statements meet the content required for Quarterly Transaction Review Reports set forth in Section D above;

(2)	Inform the Chief Compliance Officer that you would like to avail yourself of this reporting option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

•	name of institution;
•	address of institution;
•	name of contact at institution;

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•	identification numbers for Personal Accounts held at institution; and
•	name of Personal Accounts held at institution.

(3)	The Access Person or the Chief Compliance Officer will then send the form of letter attached to the Code as Form 5 to the institution in question.

F.	Protection of Material Non-Public Information About Securities/ Investment Recommendations

In addition to other provisions of the Code and the Manual (including the Insider Trading Procedures herein), Access Persons should note that Glenhill has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) the Advisory Clients. As such, Access Persons generally should not share such information outside of Glenhill. Notwithstanding the foregoing, Access Persons and Glenhill may provide such information to persons or entities providing services to Glenhill or the Advisory Clients where such information is required to effectively provide the services in question. Examples of such persons or entities are:

•	brokers;
•	accountants or accounting support service firms;
•	custodians;
•	transfer agents;
•	bankers; and
•	lawyers.

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Glenhill, please see the Chief Compliance Officer, who may consult with and rely upon the advice of Glenhill’s outside legal counsel as needed.

In addition, Glenhill has implemented specific procedures in the event that Access Persons receive material non-public information pertaining to secondary offerings. To the extent an Access Person receives any such information, the Access Person should immediately notify the Chief Compliance Officer. Upon notification, the Chief Compliance Officer will respond to the receipt of such information on a case by case basis. The Chief Compliance Officer may (i) consult with outside legal counsel; (ii) place the issuer on Glenhill’s Screening Lists; and/or (iii) establish an information barrier with respect to communications between the applicable Access Person, the Chief Compliance Officer and the Portfolio Manager. If an information barrier is established, the applicable Access Person and the Chief Compliance Officer may not engage in issuer-specific communications nor share material, non-public information with the Portfolio Manager.

G.	Oversight of Code of Ethics

(1)	Acknowledgement/Reporting. All Access Persons are required to sign and acknowledge their familiarity with the provisions of this Code (and related Insider Trading Policy) by providing the Chief Compliance Officer with an executed form of acknowledgment as contained in ComplianceELF initially upon hire and on an annual basis thereafter. In addition, any situation that may involve a conflict of interest or other possible violation of this Code must be promptly reported to the Chief Compliance Officer who must report it to the senior management of Glenhill.

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(2)	Review of Transactions. Each Access Person’s transactions in his/her Personal Accounts are reviewed on a regular basis and compared to transactions entered into by Advisory Clients. Any transactions that are believed to be a violation of this Code will be reported promptly to the Chief Compliance Officer who must report them to executive management of Glenhill.

(3)	Sanctions. Senior management of Glenhill, at their discretion, will consider reports made pursuant to the above requirements and upon determining that a violation of this Code has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, fines, suspension or termination of employment with Glenhill, or criminal or civil penalties.

H.	Recordkeeping

In addition to the records required to be maintained pursuant to Rule 204-2(a)(12) and (13) of the Advisers Act, for its Investment Company Clients, Glenhill will maintain the following records in accordance with the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

(1)	A copy of this Code and any other code adopted by the Glenhill, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

(2)	A record of any material Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

(3)	A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

(4)	A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

(5)	A copy of each annual report required by Section G(1) of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

(6)	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering.

I.	Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code will be treated as confidential to the extent permitted by law.

J.	Additional Reporting for Investment Company Clients

Rule 17j-1 of the 1940 Act requires the board of directors of an investment company, including a majority of directors who are not interested persons, to approve the code of ethics of each of its investment advisers and any material changes to this Code. In connection therewith, Glenhill provide a certification to the Board of each Investment Company Client, prior to its approval as investment adviser to such client, that it has adopted procedures reasonably necessary to prevent Access Persons from this Code. Glenhill will provide each Investment Company Client with written notice of a material change to this Code no later than six months after adoption of the material change.

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At least annually, Glenhill shall provide written reports to an Investment Company Client’s Board of Directors describing any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). Glenhill may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board. Each report must be accompanied by a Certification to the Board that Glenhill has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics. Glenhill shall also report to the Board in writing upon any material amendment to the Code and include the Certification described above.

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FORM 1: PRE-CLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF
ACCESS PERSONS

Complete the following form as applicable, and provide an executed copy to the Chief Compliance Officer.

Employee Submitting the Request: _____________________________________

Name of Investment/Issuer/Company:	_______________________________
Ticker Symbol (if applicable):	_______________________________
Type of Security:	Cmn _____ Pfd _____ Debt (indicate issue) ____ Derivative (indicate type) ____ Private/Restricted_____ ETF_____ Commodity______ Muni Bond ___ Currency _____ Other _____
Type of Transaction:	☐ Purchase ☐ Sale ☐ Other: ________________________
Please provide any information that you believe may be relevant to a conflict of interest analysis in regards to this pre-clearance request (if any):	_______________________________ _______________________________ _______________________________ _______________________________
Trade Date:	____________
Quantity of Shares:	____________
Price per Share:	____________
Total Price:	____________
Broker:	____________

By signing this form, I represent that all information is accurate and my trading in this investment is not based on any material non-public information. I understand that approved trades must be executed no later than 5:00 PM EST on the business day immediately following the date of the Chief Compliance Officer’s signature (with respect to transactions in publicly-offered securities) and 14 days following the date of the Chief Compliance Officer’s signature (with respect to transactions in privately-offered securities) (i.e., hedge fund investments), subject to waiver by the Chief Compliance Officer in his sole discretion.

__________________________________________

Employee Signature:

Date:

Disposition of Pre-Clearance Request

☐ Request Approved     ☐  Request Denied

_______________________________________________
Signature:
Chief Compliance Officer
Date:

Form 1-1

Glenhill Capital Advisors, LLC

Confidential

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FORM 2: INITIAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person: _____________________________________________

Date of Submission of Report: _________________________________________

In connection with my new status as an Access Person at Glenhill, the following sets forth (i) all of my Personal Accounts (as defined in the Code of Ethics) and (ii) all of my holdings in Reportable Securities (as defined in the Code of Ethics) that are held in my Personal Accounts.

DISCLOSURE OF PERSONAL ACCOUNTS

The following sets forth all of my Personal Accounts.

Record Owner(s) of Account:	Name of Brokerage House or Other Institution:	Account Number:

Attach additional pages to this form if necessary.

OR

  ☐   I do not maintain any Personal Accounts.

(continued on next page)

Form 2-1

Glenhill Capital Advisors, LLC

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DISCLOSURE OF REPORTABLE SECURITIES

The following sets forth all of my holdings in Reportable Securities.

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities, e.g., Stocks)	Principal Amount (for Debt Securities, e.g., Bonds)	Broker/Dealer Or Bank Where Securities Are Held

Attach additional pages to this form if necessary

OR

☐	No holdings in reportable securities (as defined in Glenhill’s Code of Ethics)

OR

☐	Attached to this Initial Holdings Report are most-recent statements for each Personal Account that holds Reportable Securities.

The undersigned Access Person certifies that all information contained in this report is true and correct as of ___________________ ___, 200_ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Signature
Chief Compliance Officer
Date:

Form 2-2

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Confidential

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FORM 3: ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:__________________________________________________________

Date of Submission Report:_______________________________________________________

The following sets forth all of my holdings in Reportable Securities (as defined in Glenhill’s Code of Ethics) that are held in my Personal Accounts (as defined in Glenhill’s Code of Ethics) as of December 31, 20___(the “Annual Holdings Certification Date”).

DISCLOSURE OF PERSONAL ACCOUNTS

The following sets forth all of my Personal Accounts.

Record Owner(s) of Account:	Name of Brokerage House or Other Institution:	Account Number:

Attach additional pages to this form if necessary.

OR

  ☐   I do not maintain any Personal Accounts.

(continued on next page)

Form 3-1

Glenhill Capital Advisors, LLC

Confidential

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DISCLOSURE OF REPORTABLE SECURITIES

The following sets forth all of my holdings in Reportable Securities.

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Principal Amount (for Debt Securities, e.g., Bonds)	Broker/Dealer Or Bank Where Securities Are Held

Attach additional pages to this form if necessary

OR

☐	No holdings in Reportable Securities

OR

☐	Attached to this Annual Holdings Report are most-recent statements for each Personal Account that holds Reportable Securities.

The undersigned Access Person certifies that all information contained in this report is true and correct as of ________________ ___, 20_ _ (which must be a date within 45 days of the Annual Holdings Certification Date (December 31)).

Name of Access Person

Signature of Access Person

Date

Signature
Chief Compliance Officer
Date

Form 3-2

Glenhill Capital Advisors, LLC

Confidential

For Internal Use Only

FORM 4: QUARTERLY TRANSACTION REPORT FOR ACCESS PERSONS

Name of Access Person: _________________________________________________________

Date of Submission of Report: _____________________________________________________

The following sets forth all of the transaction in reportable securities (as defined in Glenhill’s Code of Ethics) made in my Personal Accounts (as defined in Glenhill’s Code of Ethics) for the quarter beginning on ___________, 20_ _ and ending on ___________, 20_ _.

Date of Transaction	Nature of Transaction (i.e., purchase, sale or other type of acquisition or disposition)	Title and Type of Security	Price of Security at which Transaction was Effected	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Principal Amount, Interest Rate and Maturity Date (for Debt Securities, e.g., Bonds)	Broker/Dealer or Bank Through Which Transaction was Effected

OR

___	No transactions in reportable securities (as defined in Glenhill’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of (check appropriate):

______     December 31, 201_

______     March 31, 201_

______     June 30, 201_

______     September 30, 201_

Name of Access Person

Signature

Date

Signature
Chief Compliance Officer
Date:

Form 4-1

Glenhill Capital Advisors, LLC

Confidential

For Internal Use Only

FORM 5: REQUEST FOR COPIES OF TRADE CONFIRMATIONS & ACCOUNT STATEMENTS

[INSERT NAME OF BROKER]

[INSERT ADDRESS]

Re: [NAME OF EMPLOYEE]/Account No(s). [###]

Dear [CONTACT NAME]:

As the Chief Compliance Officer for Glenhill Capital Advisors, LLC, I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF EMPLOYEE] (the “Employee”).

In accordance with our compliance procedures, I hereby request that duplicate copies of all trade confirmation statements and monthly account statements with respect to the above-referenced account(s) held by our Employee be sent to my attention at the following address:

Glenhill Capital Advisors, LLC

600 Fifth Avenue, 11th Floor

New York, NY 10020

Attn.: Kevin Corb

Please feel free to call me at (646) 432-0625 should you have any questions.

Best regards,

Name: Kevin Corb
Title: Chief Compliance Officer

I hereby authorize [NAME OF BROKER] or its representatives to send duplicate copies of all trade confirmation statements and monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer, Glenhill Capital Advisors, LLC, at the above-listed address.

Signature of Employee: ____________________

Name: _________________________________

Form 5-1